                                                                   EXHIBIT 10.44

                                                        * Confidential Treatment
                                                          Requested


                            ASSET PURCHASE AGREEMENT

                                 by and between

                            THE SHELARD GROUP, INC.

                                      and

                               SCI SERVICES, INC.

                                  as "Sellers"

                                      and

                        KOLL MANAGEMENT SERVICES, INC.,

                                  as "Buyer,"

                              Dated: June 30, 1995

                               TABLE OF CONTENTS

ARTICLE   1     PURCHASE AND SALE OF ASSETS.............................   2
          1.1   TRANSFER OF ASSETS......................................   2
                ------------------
          1.2   CONSIDERATION...........................................   2
                -------------
          1.3   CALCULATION OF NET OPERATING INCOME.....................   4
                -----------------------------------
          1.4   ASSUMPTION OF LIABILITIES OF SELLERS....................   6
                ------------------------------------
          1.5   COVENANT NOT TO COMPETE.................................   7
                -----------------------
          1.6   EXCLUDED ASSETS.........................................   9
                ---------------

ARTICLE   2     CLOSING.................................................   9
          2.1   CLOSING.................................................   9
                -------
          2.2   DOCUMENTS TO BE DELIVERED...............................   9
                -------------------------
          2.3   TRANSFER TAXES..........................................  10
                --------------
          2.4   PRORATIONS..............................................  10
                ----------
          2.5   EMPLOYMENT..............................................  11
                ----------

ARTICLE   3     REPRESENTATIONS AND WARRANTIES OF SELLERS
                AND THE SHAREHOLDERS....................................  12
          3.1   ORGANIZATION AND QUALIFICATION..........................  12
                ------------------------------
          3.2   CAPITALIZATION..........................................  12
                --------------
          3.3   OWNERSHIP OF SHARES.....................................  13
                -------------------
          3.4   TITLE TO ASSETS.........................................  13
                ---------------
          3.5   AUTHORIZATION...........................................  13
                -------------
          3.6   NO CONFLICT OR VIOLATION................................  13
                ------------------------
          3.7   CONSENTS AND APPROVALS..................................  14
                ----------------------
          3.8   FINANCIAL STATEMENTS....................................  14
                --------------------
          3.9   BOOKS AND RECORDS.......................................  15
                -----------------
          3.10  LITIGATION..............................................  15
                ----------
          3.11  COMPLIANCE WITH LAW.....................................  15
                -------------------
          3.12  PERMITS AND LICENSES....................................  16
                --------------------
          3.13  SOFTWARE LICENSES.......................................  16
                -----------------
          3.14  LIABILITIES.............................................  16
                -----------
          3.15  LABOR MATTERS...........................................  16
                -------------
          3.16  BENEFIT ARRANGEMENTS....................................  17
                --------------------
          3.17  BROKERS AND FINDERS.....................................  17
                -------------------
          3.18  NO OTHER AGREEMENTS TO SELL.............................  17
                ---------------------------
          3.19  MATERIAL MISSTATEMENTS OR OMISSIONS.....................  17
                -----------------------------------

ARTICLE   4     REPRESENTATIONS AND WARRANTIES OF BUYER.................  18
          4.1   ORGANIZATION OF BUYER...................................  18
                ---------------------
          4.2   AUTHORIZATION...........................................  18
                -------------
          4.3   BROKERAGE/FINDERS FEES..................................  18
                ----------------------
          4.4   NO CONFLICT OR VIOLATION................................  18
                ------------------------
          4.5   FINANCIAL STATEMENTS....................................  19
                --------------------

ARTICLE   5     ACTIONS BY SELLERS, THE COMPANIES AND
                BUYER PRIOR TO THE CLOSING..............................  19
          5.1   MAINTENANCE OF BUSINESS.................................  19
                -----------------------
          5.2   INVESTIGATION BY BUYER..................................  19
                ----------------------
          5.3   NOTIFICATION OF CERTAIN MATTERS.........................  19
                -------------------------------

                                      (i)

ARTICLE   6     CONDITIONS TO SELLERS' OBLIGATIONS.....................   20
          6.1   REPRESENTATIONS, WARRANTIES AND COVENANTS..............   20
                -----------------------------------------
          6.2   NO GOVERNMENTAL PROCEEDING OR LITIGATION...............   20
                ----------------------------------------
          6.3   OPINION OF BUYER'S COUNSEL.............................   20
                --------------------------
          6.4   WAIVER BY SELLERS......................................   20
                -----------------

ARTICLE   7     CONDITIONS TO BUYER'S OBLIGATIONS......................   20
          7.1   REPRESENTATIONS, WARRANTIES AND COVENANTS..............   21
                -----------------------------------------
          7.2   NO GOVERNMENTAL PROCEEDING OR LITIGATION...............   21
                ----------------------------------------
          7.3   OPINION OF SELLER'S COUNSEL............................   21
                ---------------------------
          7.4   WAIVER BY BUYER........................................   21
                ---------------

ARTICLE   8     INDEMNIFICATION........................................   21
          8.1   SURVIVAL OF REPRESENTATIONS, ETC.......................   21
                --------------------------------
          8.2   INDEMNIFICATION........................................   22
                ---------------
                a.    BY SELLERS AND SHAREHOLDERS......................   22
                b.    RIGHT OF OFFSET..................................   22
                c.    BY BUYER.........................................   22
                d.    DAMAGES..........................................   22
                e.    NOTIFICATION REQUIREMENT.........................   23
                f.    EXCLUSIVE REMEDY.................................   23

ARTICLE   9     MISCELLANEOUS..........................................   23
          9.1   TERMINATION............................................   23
                -----------
          9.2   ASSIGNMENT.............................................   23
                ----------
          9.3   NOTICES................................................   24
                -------
          9.4   CHOICE OF LAW..........................................   26
                -------------
          9.5   ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS...............   26
                ----------------------------------------
          9.6   COUNTERPARTS...........................................   26
                ------------
          9.7   INVALIDITY.............................................   26
                ----------
          9.8   HEADINGS...............................................   26
                --------
          9.9   FURTHER ASSURANCES.....................................   27
                ------------------
          9.10  EXPENSES...............................................   27
                --------
          9.11  ATTORNEYS FEES.........................................   27
                --------------
          9.12  PUBLICITY..............................................   27
                ---------
          9.13  CONFIDENTIAL INFORMATION...............................   27
                ------------------------
          9.14  POST-CLOSING COVENANTS.................................   28
                ----------------------
                a.    CONSENTS FROM EXISTING CLIENTS...................   28
                b.    ERRORS AND OMISSION INSURANCE....................   28
          9.15  ACCESS TO RECORDS; COOPERATION.........................   28
                ------------------------------
          9.16  MISCELLANEOUS..........................................   29
                -------------

ARTICLE   10    DEFINITIONS............................................   29
          10.1  AFFILIATE..............................................   29
                ---------
          10.2  ADJUSTED EARN OUT AMOUNT...............................   29
                ------------------------
          10.3  AGREEMENT..............................................   29
                ---------
          10.4  ASSETS.................................................   29
                ------
          10.6  BUYER..................................................   29
                -----
          10.7  BUYER'S CLOSING CERTIFICATE............................   29
                ---------------------------
          10.8  BUYER FINANCIAL STATEMENT..............................   29
                -------------------------
          10.9  BUYER'S FIRST POSITION CUMULATIVE ANNUAL BASE..........   29
                ---------------------------------------------
          10.10 BUYER ORIGINATED AGREEMENTS............................   30
                ---------------------------

                                     (ii)

          10.11 CASH DOWN PAYMENT.....................................    30
                -----------------
          10.12 CLOSING...............................................    30
                -------
          10.13 CLOSING DATE..........................................    30
                ------------
          10.14 COMMERCIAL PROPERTY OR FACILITIES MANAGEMENT SERVICES.    30
                -----------------------------------------------------
          10.15 COMMERCIAL REAL ESTATE BROKERAGE SERVICES.............    30
                -----------------------------------------
          10.16 DAMAGES...............................................    30
                -------
          10.17 DISCLOSURE SCHEDULE...................................    30
                -------------------
          10.18 EARN OUT FORMULA......................................    30
                ----------------
          10.19 EARN OUT PAYMENTS.....................................    30
                -----------------
          10.20 EARN OUT PERIOD.......................................    30
                ---------------
          10.21 EARN OUT YEAR.........................................    30
                -------------
          10.22 EMPLOYMENT AGREEMENT..................................    30
                --------------------
          10.23 EXISTING BROKERAGE AGREEMENT..........................    30
                ----------------------------
          10.24 EXISTING CLIENT.......................................    30
                ---------------
          10.25 EXISTING CONSTRUCTION AGREEMENT.......................    30
                -------------------------------
          10.26 EXISTING MANAGEMENT AGREEMENT.........................    30
                -----------------------------
          10.27 FULL EARN OUT AMOUNT..................................    31
                --------------------
          10.28 GENERAL CONTRACTOR OR CONSTRUCTION SERVICES...........    31
                -------------------------------------------
          10.29 INDEMNITEE AND INDEMNITOR.............................    31
                -------------------------
          10.30 MAY FINANCIAL STATEMENTS..............................    31
                ------------------------
          10.31 MINNESOTA DIVISION....................................    31
                ------------------
          10.32 NET OPERATING INCOME..................................    31
                --------------------
          10.33 NET OPERATING LOSS....................................    31
                ------------------
          10.34 OPERATING EXPENSES....................................    31
                ------------------
          10.35 OPINION OF BUYER'S COUNSEL............................    31
                --------------------------
          10.36 OPINION OF SELLER'S COUNSEL...........................    31
                ---------------------------
          10.37 PURCHASE PRICE........................................    31
                --------------
          10.38 REGIONAL PRESIDENT....................................    31
                ------------------
          10.39 REPRESENTATIVE........................................    31
                --------------
          10.40 REVENUES..............................................    31
                --------
          10.41 SCI...................................................    31
                ---
          10.42 SELLERS...............................................    31
                -------
          10.43 SELLER'S CLOSING CERTIFICATE..........................    31
                ----------------------------
          10.44 SGI...................................................    31
                ---
          10.45 SGI/SCI FINANCIAL STATEMENTS..........................    32
                ----------------------------
          10.46 SHAREHOLDERS..........................................    32
                ------------

                                     (iii)


EXHIBIT LIST                                                     AGREEMENT REFERENCE
   "A"          EXISTING CLIENTS                                                      Recital A
  "B-1"         EXISTING MANAGEMENT AGREEMENTS                           Recital A, Section 3.4
  "B-2"         EXISTING BROKERAGE AGREEMENTS                            Recital A, Section 3.4
  "B-3"         EXISTING CONSTRUCTION AGREEMENTS                         Recital A, Section 3.4
   "C"          PERSONAL PROPERTY LEASES,
                PERSONAL PROPERTY FINANCING
                ARRANGEMENTS AND REAL PROPERTY LEASES.              Sections 1.1, 1.4, 2.2, 3.4
  "D-1"         SELLERS' OTHER ASSETS                                         Sections 1.1, 2.2
  "D-2"          (Intentionally Deleted)
   "E"          SELLERS' LIABILITIES                                                Section 1.4
   "F"          (INTENTIONALLY DELETED)
   "G"          EMPLOYEES                                                           Section 2.5
   "H"          EMPLOYMENT AGREEMENT OF KIM A. CULP                              Section 2.5(b)
  "I-1"         SGI/SCI FINANCIAL STATEMENTS                                        Section 3.8
  "I-2"         MAY FINANCIAL STATEMENTS                                            Section 3.8
   "J"          1995 BUDGETS                                                        Section 3.9
   "K"          DISCLOSURE SCHEDULE                         Section 1.1, Article 3, Section 5.1
   "L"          BENEFIT ARRANGEMENTS                                               Section 3.15
   "M"          BUYER FINANCIAL STATEMENTS                                          Section 4.5
   "N"          EXCLUDED ASSETS                                                     Section 1.6

                                     (iv)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 30, 1995, by and between The Shelard Group, Inc., a Minnesota corporation ("SGI") and SCI Services, Inc, a Minnesota corporation ("SCI"), on the one hand, and Koll Management Services, Inc., a Delaware corporation ("Buyer"), on the other hand. SGI and SCI are sometimes individually referred to herein as a "Seller" and collectively as "Sellers". Kim A. Culp ("Culp") and Sheldon Z. Wert ("Wert") are all of the shareholders of each of SGI and SCI and have joined Sellers in this Agreement as set forth hereinbelow. Culp and Wert are referred to individually herein by their last names and collectively as Shareholders. A glossary of defined terms used herein is set forth in Article 10.


                                 RECITALS:

A. The Sellers currently engage in the business of providing commercial property and facilities management services, commercial real estate brokerage services, and general contractor and construction services to third parties as set forth on EXHIBIT "A" (collectively, the "Existing Clients" and sometimes separately referred to as an "Existing Client") pursuant to written agreements entered into by each Seller as applicable, and each such Existing Client. Such written agreements entered into by Sellers and an Existing Client with respect to commercial property and facility management services set forth on EXHIBIT "B-1" attached hereto shall hereinafter collectively be referred to as the "Existing Management Agreements" shall separately be referred to as an "Existing Management Agreement". Such written agreements entered into by Sellers and an Existing Client with respect to commercial real estate brokerage services set forth on EXHIBIT "B-2" attached hereto shall hereinafter collectively be referred to as the "Existing Brokerage Agreements" and shall separately be referred to as an "Existing Brokerage Agreement". Such written agreements entered into by Sellers and an Existing Client with respect to general contractor and construction services set forth on EXHIBIT B-3 attached hereto shall hereafter collectively be referred to as the "Existing Construction Agreements" and shall separately be referred to as an "Existing Construction Agreement".

B. Buyer desires to purchase from Sellers, and Sellers desire to sell and transfer to Buyer substantially all of the operating assets of Sellers including, all of the Existing Management Agreements, all of the Existing Brokerage Agreements and all of the Existing Construction Agreements and certain other assets including the goodwill of Sellers, upon the terms and subject to the conditions set forth in this Agreement.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


ARTICLE   1       PURCHASE AND SALE OF ASSETS

     1.1  TRANSFER OF ASSETS. Upon the terms and subject to the conditions
          ------------------
contained herein, Sellers shall: (a) transfer and convey to Buyer all of the Existing Management Agreements, all of the Existing Brokerage Agreements and all of the Existing Construction Agreements; (b) assign to Buyer the personal property leases, personal property financing arrangements and real property leases of Sellers set forth on EXHIBIT "C"; (c) transfer to Buyer the goodwill of Sellers and the other assets of Sellers set forth on EXHIBIT "D-1"; and (d) assign to Buyer all rights to the use of the names "The Shelard Group" and "SCI Services" and any derivatives thereof including, without limitation, all trademarks, servicemarks and copyrights in connection therewith. Upon Buyer's written request any time on or after the Closing Date, each Seller will promptly change its corporate name to a name not similar to, derivative of or confusing with "The Shelard Group" and/or "SCI Services". All of the foregoing assets to be transferred to Buyer pursuant to this Agreement shall hereinafter be collectively referred to as the "Assets." Buyer shall acquire on the Closing Date the Assets free and clear of all liens and encumbrances except as otherwise set forth on the Disclosure Schedule attached hereto as EXHIBIT "K".

     1.2  CONSIDERATION.  Upon the terms and subject to the conditions
          -------------
contained herein, as consideration for the purchase of the Assets, Buyer shall
pay to Sellers up to         *        Dollars ($     *     ) ("Purchase Price")
as follows:

       a. The amount of         *        Dollars ($     *     ) (the "Cash Down
Payment") shall be paid by Buyer to Seller in cash at the Closing;

       b. The amount of up to         *        Dollars ($    *     ) (the "Full
Earn Out Amount") shall be paid by Buyer to Seller over a four (4) year period (the "Earn Out Period") and upon the terms of the formula which is set forth in Subsection (c) immediately below (the "Earn Out Formula"). The Earn Out Period shall commence on the Closing Date and end on the day before the fourth anniversary of the Closing Date. Each year commencing on the Closing Date or the anniversary of the Closing Date and ending on the day before the succeeding anniversary of the Closing Date during the Earn Out Period is referred to as an "Earn Out Year". "Earn Out Payments" due Sellers will be made annually after each Earn Out Year by Buyer to Sellers in accordance with the Earn Out Formula. Upon receipt by Sellers of the Full Earn Out Amount, all payments under the Earn Out Formula

                                                        * Confidential Treatment
                                                          Requested
shall cease and Sellers shall have been paid the Purchase Price in full even if paid in full prior to the end of the Earn Out Period. Upon the end of the Earn Out Period all payments under the Earn Out Formula shall cease and the Purchase Price shall be adjusted to an amount equal to the Cash Down Payment plus the full amount actually due to Sellers pursuant to the Earn Out Formula during the Earn Out Period (the "Adjusted Earn Out Amount") and upon payment in full to Sellers of the Adjusted Earn Out Amount the Purchase Price shall have been paid in full.

       c. The Full or Adjusted Earn Out Amount shall be determined by allocating Net Operating Income from the business related to the Assets as operated by Buyer (which upon the Closing Date shall become the Minnesota Division of Buyer) in accordance with the Earn Out Formula as follows:

          (1) Net Operating Income in any Earn Out Year shall be allocated to and retained by Buyer until Buyer shall have been allocated annually
       *        Dollars ($     *     ) for that Earn Out Year and         *
       Dollars ($     *     ) for each previous Earn Out Year ("Buyer's First
       Position Cumulative Annual Base").

          (2) *     percent ( * %) of Net Operating Income in any Earn Out Year in excess of Buyers First Position Cumulative Annual Base shall be allocated and distributed to Sellers until Sellers have received up to a
       total of         *        Dollars ($     *     ) during the Earn Out
       Period.

          (3) By way of example only:  If Net Operating Income in the first Earn
       Out Year were         *        Dollars ($     *     ) the allocation
       would be as follows:

       Net Operating Income:                              $    *
       Buyer's current allocation:                        $    *
       Seller's current 50/50 allocation:                 $    *
       Buyer's allocation carried forward
        (to be allocated if available in
          future Earn Out Years):                              *

          (4) By way of example only:  If Net Operating Income in the second
       Earn Out Year were             *             Dollars ($     *      )
       the allocation would be as follows:

       Net Operating Income:                              $    *
       Buyer's allocation carried forward
        from past Earn Out Year:                          $    *
       Buyer's current allocation:                        $    *
       Seller's current  50/50 allocation
        (50% of remaining $400,000):                      $    *
       Buyer's current 50/50 allocation
        (50% of remaining $400,000)                       $    *

                                                       * Confidential Treatment
                                                         Requested

     1.3  CALCULATION OF NET OPERATING INCOME.  Distributions to Sellers
          -----------------------------------
pursuant to the Earn Out Formula shall be made solely from Net Operating Income.

       a. The term "Net Operating Income" for any relevant Earn Out Year means the Revenues during such year less:

          (1)  the Operating Expenses during such year,

          (2) an allocation of Buyer's corporate overhead during such year, consistent with allocations made by Buyer to its operating divisions and reflective of Sellers historic overhead for the business of Sellers relating to the Assets for the twelve (12) month period immediately prior to the Closing Date as such allocation may be increased or decreased to reflect variances in business volume all as reasonably determined by Buyer with due input from and consultation with Shareholders; and

          (3) any Net Operating Loss incurred in an Earn Out Year previous to such relevant Earn Out Year to the extent same has not been offset in the calculation of Net Operating Income for a Earn Out Year previous to such relevant Earn Out Year.

       b. The term "Net Operating Loss" for any relevant Earn Out Year means the amount that the items specified in subsections (1) and (2) of Section 1.3(a) for such year exceeds the Revenues for such year.

       c. The term "Revenues" for any relevant Earn Out Year means the gross revenues of the Minnesota Division, net of any income received from management, brokerage and/or construction agreements administered by the Minnesota Division but originated by Buyer outside the ordinary course of business of the Minnesota Division ("Buyer Originated Agreements").

       d. The term "Operating Expenses" for any relevant Earn Out Year means all operating expenses incurred by or on behalf of the business of the Minnesota Division during such year as reasonably determined by Buyer with due input from and consultation with Shareholders, including, without limitation,

          (1)  office expenses,

          (2) labor and benefits costs including, without limitation, fees and/or commissions to independent contractors.

          (3) real property rent expense for such period,

          (4) travel and entertainment expenses,

          (5) insurance costs, including, without limitation, errors and omissions/professional liability insurance costs and the cost of including the activities of the Minnesota Division under Buyer's umbrella liability coverage,

          (6)  professional fees,

          (7) all taxes (except income taxes),

          (8)  marketing expenses,

          (9) personal property rent expenses and interest on personal property financing arrangements payable to third parties,

          (10) computer maintenance and non-capitalizable software costs for all personal computers,

          (11) interest at Buyer's cost of funds on its lines of credit with third party lenders on outstanding working capital advances, if any, made by Buyer to the Minnesota Division,

          (12) depreciation from Sellers' basis on depreciable Assets transferred hereunder and depreciation on new depreciable Assets, if any, purchased by Buyer for the benefit of the Minnesota Division during the Earn Out Period.

          (13) accounting costs including, without limitation, an allocation of Buyer's accounting costs consistent with allocations by Buyer to its operating divisions and reflective of Sellers historic accounting costs for the business of Sellers relating to the Assets for the twelve (12) month period immediately prior to the Closing Date as reasonably determined by Buyer with due input from and consultation with the Shareholders,

          (14) the expense component of discharging the liabilities of Sellers assumed by Buyer pursuant to the provisions of this Agreement, and

          (15) any direct out of pocket costs of Buyer incurred on behalf of the Sellers for any of the foregoing expenses.

Operating Expenses shall not include interest or depreciation other than as set forth in subsections (11) and (12) above, acquisition costs of Buyer and/or Seller incurred in the transactions contemplated by this Agreement which are to be paid by each party pursuant to Section 9.10. Additionally, Operating Expenses shall not include the transition costs of putting Buyer in control of the business of Sellers which becomes the Minnesota Division or the costs of changing the name(s) and identity(ies) of the business of Sellers should Buyer elect to do so. Finally, Operating Expenses shall not include an allocation of expenses for the administration by the Minnesota Division of Buyer Originated Agreements, if any, as reasonably determined by Buyer with due input from and consultation with the Shareholders.

       e. For purposes of the foregoing, Revenues, Operating Expenses, Net Operating Income and Net Operating Loss shall be calculated under the accrual method of accounting and in accordance with generally accepted accounting principles. In the event any Operating Expense in any relevant Earn Out Year is less than it would have otherwise been solely because of operational efficiencies arising from Buyer's acquisition of the Assets in the reasonable determination of Buyer with due input from and consultation with the Shareholders, then for purposes of calculating Net Operating Income for such Earn Out Year, such Operating Expense shall be deemed to be an amount equal to what such expense would have been but for such operational efficiencies.

       f. Within twenty (20) days following the end of each month during each Earn Out Year, Buyer shall prepare and distribute to Sellers a monthly profit and loss statement setting forth the calculations of Net Operating Income or Net Operating Loss as applicable for such month and for the applicable Earn Out Year to date including budget variances. Within sixty (60) days following the end of each Earn Out Year, Buyer shall prepare and distribute to Sellers an annual report setting forth the calculation of Net Operating Income or Net Operating Loss, as applicable, for the applicable Earn Out Year, certified as true and correct by an officer of Buyer along with any Earn Out Payment due Sellers for such Earn Out Year.

     1.4    ASSUMPTION OF LIABILITIES OF SELLERS.  Upon the terms and subject to
            ------------------------------------
the conditions contained herein, at the Closing, Buyer shall assume (a) all obligations and liabilitiesrelating to the Assets arising from events occurring after the Closing Date (i) under any Existing Management Agreements, Existing Brokerage Agreements, Existing Construction Agreements and the personal property leases, personal property financing arrangements and real property leases set forth on EXHIBIT "C" attached hereto assigned to Buyer by Sellers pursuant to the terms of this Agreement, but not including any obligations or liabilities for any breach of any such contract occurring or claims arising from events occurring prior to the Closing Date, and (ii) in respect of any employees of Sellers employed by Buyer on or after the Closing Date with respect to events occurring after the Closing Date (plus the liability for vacation and/or sick pay accrued as of the Closing Date for employees of Seller employed by Buyer and, potentially, severance pay to Ms. Bona all as set forth in Section 2.5 hereof), and (b) the trade payables and other liabilities of Sellers, if any, set forth on EXHIBIT "E" attached hereto. Buyer shall not assume any obligations or liabilities of Sellers not specifically described in this Section 1.4.

     1.5  COVENANT NOT TO COMPETE.
          -----------------------

       a. Each Seller hereby agrees that it shall not (i) for a period of five
(5) years following the Closing Date, engage in the trade or business, directly or indirectly, of providing commercial property or facilities management services, commercial real estate brokerage services and/or general contractor or construction services in the State of Minnesota or (ii) for a period of ten (10) years following the Closing Date solicit or contract with (1) any Existing Client for the rendering of commercial property or facilities management services and/or commercial real estate brokerage services and/or general contractor and construction services, or (2) any client of Buyer for the rendering of commercial property or facilities management services with respect to any building then under a commercial property or facilities management agreement with Buyer, any client of Buyer for the rendering of commercial real estate brokerage services with respect to any building then under a sales or leasing listing agreement with Buyer, or any client of Buyer for the rendering of general contractor or construction services with respect to any building under a construction or construction management agreement with Buyer in the State of Minnesota.

       b. Each Shareholder hereby agrees that he shall not, either as an employee (exclusive of employment with Buyer or an Existing Client), employer, consultant, agent, principal, partner, shareholder, corporate officer, director or in any other individual or representative capacity, (i) for a period of five
(5) years following the Closing Date, engage in the trade or business, directly or indirectly, of providing commercial property or facilities management services and/or commercial real estate brokerage services and/or general contractor or construction services in the State of Minnesota or (ii) for a period of ten (10) years following the Closing Date, solicit or contract with, or acquire, individually or with the other Shareholder, controlling interest in any entity or organization which solicits or contracts with any client of Buyer for the rendering of commercial property or facilities management services with respect to any building then under a commercial property or facilities management agreement with Buyer, any client of Buyer for the rendering of commercial real estate brokerage services with respect to any building then under a sales or leasing listing agreement with Buyer, any client of Buyer for the rendering of general contractor or construction services, with respect to any building under a construction or construction management agreement with Buyer in the State of Minnesota. Notwithstanding the foregoing, Culp shall not be in breach of the covenants contained in this Section 1.5 if he, during the period from five (5) years through ten (10) years following the Closing Date, accepts employment with (but does not alone or with Wert have a controlling interest in) any entity which solicits or contracts with any client of Buyer for the rendering of any of the services described in this subsection b. with respect to any building then under an agreement with Buyer so long as Culp does not in any way suggest, initiate, direct or participate in such solicitation or contract negotiation.

       c. For a period of ten (10) years following the Closing Date, each Seller and Shareholder agrees not to hire any of the employees of Buyer in connection with the rendition by such Seller or Shareholder of commercial property or facilities management services and/or commercial real estate brokerage services and a general contractor or construction services of the type then currently being rendered by Buyer for a period of one (1) year following any such employee's termination, for any reason, of employment with Buyer, unless otherwise agreed by Buyer and such Seller or Shareholder.

       d. In the event any of the covenants in this Section 1.5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

       e. In the event the covenants in this Section 1.5 shall be determined by a court of competent jurisdiction to be unenforceable in any degree for any reason under the laws of the State of Minnesota which is to be applied pursuant to Section 9.4 hereof but enforceable to a greater degree under the laws of the State of California, then notwithstanding the choice of the laws of the State of Minnesota set forth in Section 9.4 hereof, the laws of the State of California, excluding any laws that direct the application of the laws of another jurisdiction, shall apply to the enforcement of such covenants.

       f. Each Seller and each Shareholder acknowledges that a breach of the covenants contained in this Section 1.5 will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each Seller and/or Shareholder agrees that if any such Seller and/or Shareholder breaches the covenants contained in this Section 1.5 in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief as against such Seller and/or Shareholder, without, in the event of a final judgment, posting a bond or other security.

       g. The covenants contained in this Section 1.5 shall terminate and be of no further force or effect as to all of the Sellers and Shareholders so long as Buyer is in breach of this Agreement by reason of the failure to pay Sellers any Earn Out Payments due Sellers under this Agreement by the due date thereof where such failure continues for ten (10) days after written notice thereof from Sellers specifying such failure. Failure to pay Sellers any sum otherwise due Sellers under this Agreement by reason of the exercise by Buyer of its offset rights set forth in Section 8.2(b) shall not constitute a breach under this Agreement resulting in a termination of the covenants contained in this Section 1.5.

       h. The covenants contained in this Section 1.5 specifically relate to "commercial property or facilities management services" and "commercial property real estate brokerage services" which terms are specifically meant to exclude
                                                                      -------
property or facilities management services and/or real estate brokerage services rendered by any Seller or Shareholder or other entity to residential buildings or projects including, without limitation, apartments, condominiums, town homes or other multi-family residential projects. The covenants in this Section 1.5 which relate to "general contractor or construction services" have no such limitation to "commercial" construction and are meant to extend to all general contractor and construction services including, without limitation, residential and tenant improvement construction.

       i. Culp acknowledges and agrees that the covenants and obligations of Culp as a Shareholder contained in this Section 1.5 are wholly separate and independent of the obligations contained in the Employment Agreement between Culp and Buyer attached hereto as EXHIBIT "H".

     1.6  EXCLUDED ASSETS.  Seller and Buyer acknowledge and agree that the
          ---------------
Assets being sold hereunder shall not include those certain assets listed on EXHIBIT "N" attached hereto.


ARTICLE   2       CLOSING

     2.1  CLOSING.  The closing of the transactions contemplated herein (the
          -------
"Closing") shall be held telephonically at 10:00 a.m. California time on Friday, June 30, 1995, or such other date as may be mutually agreed upon in writing by Sellers and Buyer (the "Closing Date"), at the offices of Sellers or its counsel in Minnesota and Buyer or its counsel in California.

     2.2  DOCUMENTS TO BE DELIVERED.  To effect the transfer of the Assets
          -------------------------
referred to in Sections 1.1 and the delivery of the consideration described in
Section 1.2 hereof, Sellers and Buyer shall, on the Closing Date, deliver the following:

       a. Sellers shall assign to Buyer all of their respective rights and obligations with respect to each Existing Management Agreement and each Existing Brokerage Agreement and each Existing Construction Agreement. Sellers shall assign to Buyer all of its respective rights and obligations as lessee or borrower, as applicable, under the personal property leases, personal property financing arrangements and real property leases described on EXHIBIT "C" attached hereto. Sellers shall transfer to Buyer all of the other Assets of Sellers listed on EXHIBIT "D-1" attached hereto. Sellers shall assign to Buyer all rights to the use of the name "The Shelard Group" and "SCI Services" and derivatives thereof including, without limitation, all trademarks and servicemarks in connection therewith. Sellers shall, if requested in writing by Buyer, deliver to Buyer at Closing or as soon thereafter as practical evidence of the name change of each Seller as contemplated by Section 1.1 hereof. This Agreement shall from and after the Closing Date constitute the assignment document to vest title in the Buyer to the Assets assigned to the Buyer in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Sellers shall deliver to Buyer at the Closing or whenever thereafter requested by Buyer such assignment documentation and conveyancing instruments in addition to this Agreement as shall be reasonably requested by Buyer, in form and substance and in a manner reasonably satisfactory to Buyer and Sellers, to vest in Buyer title in and to the Assets assigned to Buyer in accordance with the provisions of this Agreement.

       b. Buyer and Sellers shall each deliver all documents required to be delivered by them, respectively, pursuant to Articles 6 and 7 respectively.

       c. Buyer shall deliver the Cash Down Payment to Sellers by wire transfer.

       d. All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

       e. Buyer, on the one hand, and Sellers and Shareholders, on the other hand, may execute and deliver this Agreement and all other documents to be delivered at Closing by facsimile. Buyer, on the one hand, and Sellers and Shareholders, on the other hand, agree to provide each other all such documents bearing original signatures which will be delivered by commercial carrier to the offices of their respective counsel no later than the second business day following the Closing Date.

     2.3  TRANSFER TAXES. Sellers shall be responsible for any documentary
          --------------
transfer taxes and any sales, use, income or other taxes, duties, fees and governmental exactions imposed by reason of the transfer of the Assets of Sellers provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

     2.4  PRORATIONS.
          ----------

       a. Except as otherwise set forth below, there shall not be any proration of expenses or income with respect to any of the Assets acquired by Buyer. All revenue accrued prior to the Effective Date with respect to the Assets shall be the property of Sellers and paid by Buyer to Sellers upon its receipt by Buyer and all revenue accrued from and after the Closing Date with respect to the Assets shall be the property of Buyer. All expenses accrued prior to the Closing Date with respect to the Assets shall be the responsibility of Sellers and all expenses accrued from and after the Closing Date with respect to the Assets shall be the responsibility of Buyer.

       b. Buyer and Seller acknowledge and agree that certain Existing Management Agreements listed on EXHIBIT "B-1", namely
                                      *
     , provide for bonus management fees for services in the current year (1995) which will not be determined and paid until the following year (1996). Buyer and Seller agree that such bonuses when received by Buyer shall be prorated as of the Closing Date and the prorated amount due Sellers shall be promptly paid by Buyer to Sellers.

     2.5  EMPLOYMENT.
          ----------

       a. The employment of all employees presently employed by Sellers shall be terminated by Sellers as of the Closing Date and related severance payments and accrued vacation and/or sick pay payments due as a result of such termination shall be the responsibility of Seller. Immediately following the Closing, Buyer shall offer employment to all of the employees of Sellers who are listed on EXHIBIT "G" attached hereto, and Sellers shall assist Buyer, to the extent permitted by state and federal law, in hiring such employees. Buyer shall assume liability for accrued vacation and/or sick pay for calendar year 1995 for those employees of Sellers employed by Buyer as set forth on EXHIBIT "G". The salaries and other compensation, if any, offered to such employees (other than Culp, whose employment is addressed in Section 2.5(b) below) shall be market competitive as of the Closing Date in the reasonable discretion of Buyer after consultation with Sellers and other employee benefits offered to such employees shall be consistent with employee benefits provided existing employees of Buyer similarly situated as to seniority and title as of the Closing Date. Certain senior management employees of Seller, designated as such on EXHIBIT "G", who accept employment by Buyer will not be terminated or reassigned by Buyer during the Earn Out Period without the express written consent of the Regional President of Buyer. If Ms. Linda Bona, Seller's controller, is not offered employment for a minimum of one (1) year on the aforesaid terms, Buyer will reimburse Seller for one half (1/2) of the severance pay paid to Ms. Bona by Sellers in an amount up to Thirty Five Thousand Dollars ($35,000).

       b. Kim A. Culp, President of SGI, shall be employed as of the Closing Date as Regional President of the Minnesota Division Buyer pursuant to the Employment Agreement between Culp and Buyer attached hereto as EXHIBIT "H".

                                                        * Confidential Treatment
                                                          Requested

       c. Notwithstanding anything in this Agreement to the contrary, Sellers and Buyer acknowledge and agree that other than as specifically set forth in subsections a (regarding accrued vacation and sick pay) and b (regarding Culp's Employment Agreement) of this Section 2.5, Buyer is NOT acquiring the Assets
                                                    ---
subject to the liabilities or obligations that each Seller has or may have to its employees including, without limitation, liabilities or obligations under:
(1) the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C.
(S) 2101 et seq.; (2) the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), 29 U.S.C. (S) 1161 et seq., (including to each Sellers employees currently receiving COBRA benefits and those who may become eligible for COBRA benefits); (3) any obligations or liabilities of each Seller arising out of such Seller's termination of its employees including, but not limited to, actions, claims, liabilities, demands, severance pay and the like by each such Sellers employees for wrongful termination and/or breach of alleged oral, implied and/or express employment contracts; and (4) any obligations for bonus accrued and/or subsequently determined to be paid to any employees of Sellers for the calendar year period prior to the Closing Date whether or not such persons are employed by Buyer.


ARTICLE   3    REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE SHAREHOLDERS

     Sellers and Shareholders hereby, jointly and severally, represent and warrant to Buyer, except as set forth on the Disclosure Schedule attached hereto as EXHIBIT "K", the following:

     3.1  ORGANIZATION AND QUALIFICATION.  SGI is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Minnesota. SCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each Seller has the requisite power and authority to conduct its business as it is now being conducted. Copies of the Articles of Incorporation and the Bylaws of each Seller delivered to Buyer are accurate and complete as of the date hereof.

     3.2  CAPITALIZATION.  The authorized capital stock of SGI consists of 2,500
          --------------
shares of common stock without par value of which 170 shares are issued and outstanding. All the such shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SGI to issue or to transfer from treasury any additional shares of its capital stock of any class. The authorized capital stock of SCI consists of 10,000 shares of common stock having a par value of $ 0.01 each, of which 200 shares are issued and outstanding. All the such shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SCI to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3  OWNERSHIP OF SHARES.  The Shareholders (a) are the record and
          -------------------
beneficial owners of all of the outstanding capital stock of each of SGI and SCI and (b) have good and marketable title to all of the capital stock of each of SGI and SCI free and clear of all liens, encumbrances, security agreements, equities, claims, options, charges and restrictions. There are no other options, warrants, rights, calls, commitments or other agreements of any character whatsoever relating to the shares of capital stock of SGI and SCI owned by the Shareholders.

     3.4  TITLE TO ASSETS.  Each Seller has good title to the Assets (except for
          ---------------
certain of the Existing Management Agreements and Existing Brokerage Agreements and Existing Construction Agreements which provide for written consent of the other party thereto to the assignment and except for Assets for which each Seller cannot hold title such as leased property, for which each Seller holds good leasehold interest, as shown on EXHIBIT "C" and except for financing liens and encumbrances on personal property as shown on EXHIBIT "C") and has possession thereof and there is no lien or encumbrance against any such Asset except any lien imposed by law in the ordinary course of business for taxes or assessments not yet due and payable.

     3.5  AUTHORIZATION.  Each Seller has the requisite power and authority to
          -------------
enter into this Agreement, to perform its respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby have been duly approved by the Board of Directors and the shareholders of each of the Sellers. No other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and each Shareholder and constitutes a legal, valid and binding obligation of each Seller and each Shareholder, enforceable against each Seller and each Shareholder in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally, and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     3.6  NO CONFLICT OR VIOLATION.  Except for the consents of other parties
          ------------------------
with respect to the transfer of those Assets listed in Section 3.4 hereof and set forth on EXHIBITS B-1, B-2, B-3 and C as requiring such consents, neither the execution and delivery of this Agreement by the Sellers or Shareholders nor the consummation of the transactions contemplated hereby, nor compliance by the Sellers and Shareholders with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of either of the Sellers under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of either of the Sellers or (ii) any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, partnership agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which any of the Sellers or Shareholders is a party or to which any of the Sellers or Shareholders or any of the properties or assets of any of the Sellers or Shareholders may be subject, (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Sellers or Shareholders or any of the properties or assets of any of the Sellers.

     3.7  CONSENTS AND APPROVALS.  Except for the consent of the other parties
          ----------------------
with respect to the transfer of certain of those Assets listed in Section 3.4 hereof and set forth in EXHIBITS B-1, B-2, B-3 and C no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Sellers and Shareholders and the consummation by the Sellers or Shareholders of the transactions contemplated by this Agreement.

     3.8  FINANCIAL STATEMENTS.  The balance sheet for each Seller as of
          --------------------
December 31, 1994, and related income statement for the year then ended (the SGI/SCI Financial Statements,) attached hereto as EXHIBIT "I-1" and the balance sheet for each Seller and as of May 31, 1995 for the year to date, and related income statement for the month then ended (the "May Financial Statements") attached hereto as EXHIBIT "I-2" have been internally prepared and then compiled and reviewed (but not audited) by Grant Thornton, certified public accountants. The SGI/SCI Financial Statements and the May Financial Statements fairly and accurately present in all material respects the assets, liabilities and financial position of the relevant Seller as of the date thereof and the results of operations or the periods then ended. There have been no payments to third parties since the date of the SGI/SCI Financial Statements except in the ordinary course of business and consistent with the past practice of the relevant Seller. There have been no distributions or payments to the Shareholders of either Seller since the date of the SGI/SCI Financial Statements In addition, there has been no material adverse change in the financial condition, working capital, shareholders' equity, assets, liabilities, revenues, income or condition of either of the Sellers from and after the period covered by the SGI/SCI Financial Statements except in the ordinary course of business and consistent with past practices of Seller.

     3.9  BOOKS AND RECORDS. The books and records for each of the Sellers to
          -----------------
which access was given Buyer prior to the date hereof are the actual books and records of the relevant Seller and accurately and fairly reflect in all material respects the activities, transactions, revenues and expenses of the relevant Seller. The preliminary budgets for each of the Sellers for the calendar year ending December 31, 1995, attached hereto as EXHIBIT "J" fairly reflect the projected revenues and expenses of each Seller for such period, based upon the assumptions used in their preparation, which assumptions Sellers and Shareholders represent were prepared in good faith at the time the projections were prepared. Sellers and Shareholders do not represent or warrant that actual results for the calendar year ending December 31, 1995, will equal or even approximate such projections.

     3.10 LITIGATION. Except as set forth in EXHIBIT "K" there are no threatened
          ----------
or pending actions, suits, investigations or proceedings by, against, involving or relating to either of the Sellers, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any material claim has been made or asserted against each of the Sellers. The matters set forth on EXHIBIT "K" if settled or decided adversely to Sellers, will not result in a material adverse change in the business or assets or financial condition of either Seller and if such settlement or decision is after the Closing Date it will not result in any claim or judgement against the Minnesota Division of Buyer or the Assets. The foregoing representation and warranty of the Shareholders as to investigations is limited to their respective best knowledge. There is outstanding no garnishment, attachment or writ of execution issued with reference to either of the Sellers or any of the assets of either of the Sellers. Neither of the Sellers is a party or subject to any judgment, decree or order enjoining it in respect of any business practice or the conduct of business in any area.

     3.11 COMPLIANCE WITH LAW.  Neither of the Sellers has violated or failed to
          -------------------
comply in any material respect with any statute, law, ordinance, regulation, rule, decree or order of any federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations. The conduct of the business of each Seller is in material conformity with all building code, health and environmental requirements except where the aggregate of all such non-conformities would not have a material adverse effect on any such Seller. The conduct of the business of each Seller is in material conformity with all energy, public utility, zoning and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such non-conformities would not have a material adverse effect on any such Seller. The foregoing representations and warranties in this Section 3.11 of the Shareholders is limited to their respective best knowledge. Neither of the Sellers has received any notice to the effect that any Seller is not in compliance with, and Sellers have no reason to anticipate that any presently existing circumstances are likely to result in the material violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order except where the aggregate of all such potential violations would not have a material adverse effect on either of the Sellers.

     3.12 PERMITS AND LICENSES.  Each Seller has all permits and licenses from
          --------------------
governmental agencies required to conduct its present business as now being conducted, except such permits the failure of which to obtain would not have a material adverse effect on any such Seller.

     3.13 SOFTWARE LICENSES.  All computer software packages of Sellers which
          -----------------
are included in the Assets being transferred to Buyer pursuant to the provisions of this Agreement as set forth on EXHIBIT C are useful in the business of Sellers as presently conducted, are properly licensed to each respective Seller, are used in accordance with such licenses and may be transferred to Buyer without breaching any such license agreement and without the payment of any license or transfer fees to any licensor.

     3.14 LIABILITIES.  Neither Seller has any liabilities, obligations or
          -----------
commitments of any nature (whether accrued, absolute, contingent or otherwise and whether matured or unmatured), due or to become due, except (a) liabilities reflected or provided for in the May Financial Statements for each such Seller and (b) liabilities incurred since the date of the May Financial Statements in the ordinary course of business and consistent with the past practice of the relevant Seller, as applicable.

     3.15 LABOR MATTERS.  Neither Seller has entered into any written employment
          -------------
agreement with any employees. Except as provided by law, the employment of all persons presently employed or retained by each Seller is terminable at will. Neither Seller is a party to any collective bargaining agreement, nor is either Seller subject to any organizing efforts of any labor union, organization, local or subdivision. There are no labor grievances, or investigations, claims or suits concerning employment pending or threatened against either Seller. The foregoing representation and warranty of the Shareholders as to threatened grievances, investigations, claims or suits is limited to their respective best knowledge. Neither Seller has entered into any agreement, oral or written, with any present or former employee that will result in a commitment or obligation (absolute or contingent) of such Seller and/or Buyer to make any payment to any present or former employee of such Seller, as applicable, following his or her termination of employment. Neither Seller maintains, participates in or contributes to, has ever maintained, participated in or contributed to, or has announced plans or legally binding commitments to maintain, participate in or contribute to, any qualified or non-qualified pension or profit-sharing plan and/or other form of deferred compensation and/or post-retirement insurance, compensation or benefits which covers or has covered any employees or former employees of such Seller exclusive of Benefit Arrangements (as defined below).

     3.16 BENEFIT ARRANGEMENTS.  Each written plan, arrangement, program,
          --------------------
agreement or commitment providing for insurance coverage (including any self-insured arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, and life, health, disability or accident benefits which covers or has covered any employees of either Seller (collectively, "Benefit Arrangements"), has been maintained in material compliance with its terms and with the requirements described by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement. Set forth on EXHIBIT "L" is a complete and accurate description of each Benefit Arrangement of each Seller. True, complete and correct copies of each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the employees or former employees of each Seller and a complete description of any such Benefit Arrangement which is not in writing, have been delivered to Buyer.

     3.17 BROKERS AND FINDERS.  Neither of the Sellers or the officers,
          -------------------
directors, employees or agents of the Sellers has employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     3.18 NO OTHER AGREEMENTS TO SELL.  Neither Seller has any commitment or
          ---------------------------
legal obligation, absolute or contingent, to any person or firm other than Buyer to (a) sell, assign or transfer any material portion of the assets of either Seller, any assets of either Seller not in the ordinary course of business or any of the capital stock of either Seller, (b) effect any merger, consolidation or other reorganization of either Seller or (c) enter into an agreement to do any of the foregoing.

     3.19 MATERIAL MISSTATEMENTS OR OMISSIONS.  No representation or warranty by
          -----------------------------------
either Seller and/or any Shareholder in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedule, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading. The foregoing representation and warranty of

Shareholders as to material misstatements or omissions is limited to their respective best knowledge.


ARTICLE   4       REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer hereby represents and warrants to Sellers as follows:

     4.1  ORGANIZATION OF BUYER.  Buyer is duly organized, validly existing and
          ---------------------
in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

     4.2  AUTHORIZATION.  Buyer has the requisite power and authority to enter
          -------------
into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by the Board of Directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     4.3  BROKERAGE/FINDERS FEES.  Neither Buyer nor any of its officers,
          ----------------------
directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     4.4  NO CONFLICT OR VIOLATION.  Neither the execution and delivery of this
          ------------------------
Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereby will result in
(a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of

Buyer or its ability to consummate the transactions contemplated hereby.

     4.5  FINANCIAL STATEMENTS.  The balance sheet for Buyer as of December 31,
          --------------------
1994, and related statement of operations, shareholders equity and cash flows for the year then ended (the "Buyer Financial Statements") attached hereto as EXHIBIT "M" have been prepared in conformity with generally accepted accounting principles consistently applied throughout the period covered thereby. The Buyer Financial Statements fairly and accurately present in all material respects the assets, liabilities and financial position of Buyer as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the periods then ended. There has been no material adverse change in the financial condition, working capital, shareholders' equity, assets, liabilities, revenues, income or condition of Buyer from and alter the period covered by the Financial Statements.


ARTICLE   5    ACTIONS BY SELLERS, THE COMPANIES AND BUYER PRIOR TO THE CLOSING

     During the period from the date hereof through the Closing Date:

     5.1  MAINTENANCE OF BUSINESS.  Except as set forth in the Disclosure
          -----------------------
Schedule attached hereto as EXHIBIT "K", the business of each Seller shall be conducted only in, and neither Seller shall take any action except in, the ordinary course of business and consistent with past practice, and the Sellers shall use their respective best efforts to maintain and preserve their respective' business, assets, prospects, employees, suppliers, customers and other advantageous business relationships.

     5.2  INVESTIGATION BY BUYER.  Sellers shall allow Buyer during regular
          ----------------------
business hours through Buyer's Representatives, to make such investigation, inspection and duplication, at Buyer's expense, of the business, properties, books and records of each Seller, and to conduct such examination of the condition of each Seller, as Buyer deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of Sellers and the Shareholders hereunder.

     5.3  NOTIFICATION OF CERTAIN MATTERS.  Each Seller and each Shareholder
          -------------------------------
shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (b) any material failure of either Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.


ARTICLE   6       CONDITIONS TO SELLERS' OBLIGATIONS

       The obligation of Sellers to transfer the Assets to Buyer and to consummate the other transactions contemplated hereby on the Closing Date is subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.  All representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. Execution and delivery of this Agreement by Buyer to Sellers and Shareholders at Closing shall constitute Buyer's affirmation of the foregoing. If this Agreement is executed and delivered by the parties prior to Closing, then there shall be delivered to Sellers and Shareholders at the Closing a certificate executed by Buyer, in form and substance and executed in a manner reasonably satisfactory to Sellers and Shareholders, to the foregoing effect ("Buyer's Closing Certificate").

     6.2  NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No suit, action,
          ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage Sellers or Shareholders if the transactions contemplated hereunder are consummated.

     6.3  OPINION OF BUYER'S COUNSEL.  There shall be delivered to Sellers and
          --------------------------
Shareholders at the Closing an opinion of Buyer's counsel with respect to transactions contemplated hereby reasonably satisfactory to Sellers, Shareholders and their counsel ("Opinion of Buyer's Counsel").

     6.4  WAIVER BY SELLERS.  Sellers may unilaterally waive any of Sellers'
          -----------------
conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (a) in writing, (b) signed by both of the Sellers, and (c) delivered to Buyer on or before the date such condition is to be satisfied.


ARTICLE   7       CONDITIONS TO BUYER'S OBLIGATIONS

     The obligation of Buyer to purchase the Assets and to consummate the other transactions contemplated hereby is subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1  REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and
          -----------------------------------------
warranties of Sellers and Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Sellers and Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. Execution and delivery of this Agreement by Sellers and Shareholders to Buyer at Closing shall constitute Sellers and Shareholders affirmation of the foregoing. If this Agreement is executed and delivered by the parties prior to Closing then there shall be delivered to Buyer at the Closing a certificate executed by Sellers and Shareholders, in form and substance and executed in a manner reasonably satisfactory to Buyer, to the foregoing effect.

     7.2  NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No suit, action,
          ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage Buyer if the transactions contemplated hereunder are consummated.

     7.3  OPINION OF SELLER'S COUNSEL.  There shall be delivered to Buyer at
          ---------------------------
closing an opinion of Seller's and Shareholders' counsel with respect to the transactions contemplated hereby reasonably satisfactory to Buyer and its counsel ("Opinion of Seller's Counsel").

     7.4  WAIVER BY BUYER.  Buyer may unilaterally waive any of Buyer's
          ---------------
conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (a) in writing, (b) signed by Buyer, and (c) delivered to Sellers and Shareholders on or before the date such condition is to be satisfied.


ARTICLE   8       INDEMNIFICATION

     8.1  SURVIVAL OF REPRESENTATIONS, ETC.  All statements contained in the
          --------------------------------
Disclosure Schedule set forth as EXHIBIT K hereto or in the certificates delivered at Closing pursuant to Sections 6.1 and 7.1 shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of each of the Sellers, Shareholders, and Buyer contained herein shall survive the Closing Date for a period of four (4) years regardless of any investigation made by any of the parties hereto. All obligations of the parties hereto to be performed after the Closing Date shall survive the Closing Date.

     8.2  INDEMNIFICATION.
          ---------------

       a. BY SELLERS AND SHAREHOLDERS. Each Seller and each Shareholder hereby agrees, jointly and severally, to indemnify, defend (subject to the provisions of Section 8.2(e)) and hold harmless Buyer and its Representatives from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages") in excess of Ten Thousand Dollars ($10,000) incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by either Seller or any Shareholder in or pursuant to this Agreement, and/or (ii) any claim by any third party brought against Buyer prior to the fourth (4th) anniversary of the Closing Date arising from the actions or inactions of any Seller or Shareholder or the operation of the business of either Seller prior to the Closing.

       b. RIGHT OF OFFSET. Buyer shall have the right to offset any amounts due any Seller under this Agreement, and any other agreement to which any Seller and Buyer are parties against the indemnification obligations of Sellers and Shareholders set forth above in Section 8.2(a). (Buyer's right of offset shall not extend to the compensation due Culp as an employee of Buyer pursuant to the Employment Agreement set forth as EXHIBIT H hereto.) Notwithstanding the foregoing, if there is a final, non-appealable determination by a court of competent jurisdiction that Buyer improperly offset any amounts that were otherwise payable to any Seller, then, Buyer shall be obligated to pay to such Seller such improperly withheld amounts, together with interest thereon computed at the Wells Fargo Bank reference (prime) rate of interest (adjusted concurrently with any adjustments to such interest rate) accrued from and after the date any such amounts were improperly withheld.

       c. BY BUYER. Buyer shall indemnify, defend (subject to the provisions of Section 8.2(e)) and hold harmless each Seller and each Shareholder and their Representatives from and against any and all Damages in excess of Ten Thousand Dollars ($10,000) incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement, and/or (ii) any claim by any third party brought against any Seller arising from the actions or inactions of Buyer or the operation of Buyer's business on or after the Closing Date.

       d. DAMAGES. The term "Damages" as used in this Section 8.2 is not limited to matters asserted by third parties against the indemnified party but includes Damages incurred or sustained by the indemnified party in the absence of third party claims. Payment by the indemnified party of amounts for which the indemnified party is entitled to be indemnified hereunder shall not be a condition precedent to the right of the indemnified party to enforce its indemnity rights hereunder.

       e. NOTIFICATION REQUIREMENT. If any party ("Indemnitee") hereto desires to make a claim against any other party ("Indemnitor") pursuant to the provisions of this Article 8, then Indemnitee shall immediately notify Indemnitor of the claim, demand, action or right of action which is the basis of such claim and the provision or provisions of this Agreement alleged to have been breached or to be inaccurate, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Indemnitee shall provide Indemnitor with all information available to it regarding such claim, demand, action or right of action (whether or not it involves a third party). In addition, with respect to any claim brought by a third party against an Indemnitee, each such Indemnitor shall have the right to approve the counsel selected by Indemnitee, which approval shall not be unreasonably withheld or delayed. All settlements of third party claims proposed by an Indemnitee shall be subject to the approval of Indemnitor, which approval shall not be unreasonably withheld or delayed.

       f. EXCLUSIVE REMEDY.  With respect to matters covered by Sections 8.2(a)
(b) and (c), the exclusive remedy available to the parties hereto shall be indemnification under this Article 8 subject to the limitations and requirements contained in this Article 8.


ARTICLE   9       MISCELLANEOUS

     9.1  TERMINATION.  This Agreement may be terminated and the transactions
          -----------
contemplated hereby abandoned by the mutual written consent of each of the parties hereto or by Sellers or Buyer if the conditions to such party's obligations set forth in Articles 6 and 7, respectively, have not been satisfied on or before August 31, 1995 (unless waived by the party entitled to the benefit thereof), without liability of any party hereto; provided, however, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder, or (b) any knowing misrepresentation made by such party of any matter set forth herein. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to August 31, 1995. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

     9.2  ASSIGNMENT.  Neither this Agreement, nor any of the rights or
          ----------
obligations hereunder, may be assigned by any Seller or any Shareholder without the prior written consent of Buyer, nor by Buyer without the prior written consent of Sellers and

Shareholders. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     9.3  NOTICES.  Unless otherwise provided herein, any notice, request,
          -------
instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

TO SELLERS:

     (Pre Closing)

     THE SHELARD GROUP, INC.
     SCI SERVICES, INC.
     11455 Viking Drive, Suite 300
     Eden Prairie, MN  55344
     Attention:  Kim A. Culp, President
     Phone:  612/943-7001
     Fax:    612/943-7055


     (Post-Closing)

     THE SHELARD GROUP, INC.
     SCI SERVICES, INC.
     c/o Kim A. Culp
     KOLL
     11455 Viking Drive, Suite 300
     Eden Prairie, MN  55344
     Phone:  612/943-7001
     Fax:    612/943-7055


TO SHAREHOLDERS:

     (Pre-Closing)

     Kim A. Culp
     c/o THE SHELARD GROUP, INC.
     11455 Viking Drive, Suite 300
     Eden Prairie, MN  55344
     Phone:  612/943-7001
     Fax:    612/943-7055

     (Post Closing)

     Kim A. Culp
     c/o KOLL
     11455 Viking Drive, Suite 300
     Eden Prairie, MN  55344
     Phone:  612/943-7001
     Fax:    612/943-7055

     Sheldon Z. Wert
     Century Bank
     11455 Viking Drive
     Eden Prairie, MN  55344
     Phone:  612/943-2300
     Fax:    612/943-2020


WITH A COPY TO:

     MAUN & SIMON
     2900 Norwest Center
     Minneapolis, MN  55402
     Attn:   Jerome E. Simon, Esq.
     Phone:  612/338-1113
     Fax:    612/338-2271


TO BUYER:

     KOLL
     4343 Von Karman Avenue
     Newport Beach, CA  92660
     Attn:   D. Glen Raiger,
              Executive Vice President
              & Senior Managing Director
     Phone:  714/833-3030
     Fax:    714/833-3755


WITH A COPY TO:

     McKENNA & STAHL
     2603 Main Street, Suite 1010
     Irvine, California 92714-6232
     Attn:   Charles A. McKenna, Jr., Esq.
     Phone:  714/752-2800
     Fax:    714/752-6723

     Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 9.3. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 9.3. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

     9.4  CHOICE OF LAW.  Subject to the provisions of Section 1.5 regarding the
          -------------
Covenant Not to Compete, this Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Minnesota.

     9.5  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.  This Agreement, together
          ----------------------------------------
with all Exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.6  COUNTERPARTS.  This Agreement may be executed in one (1) or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Each such counterpart may have attached thereto separate signature page(s) for one or more of the signatories hereto.

     9.7  INVALIDITY.  In the event that any one (l) or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.8  HEADINGS.  The headings of the Articles and Sections herein are
          --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.9  FURTHER ASSURANCES.  On and after the Closing Date, Sellers, the
          ------------------
Shareholders and Buyer shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the business of the Sellers and in possession of the Assets.

     9.10 EXPENSES.  Sellers and Buyer shall each be liable for their own costs
          --------
and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. Sellers shall be liable for the costs and expenses of the Shareholders incurred in connection with the negotiation, preparation, execution and consummation of this Agreement.

     9.11 ATTORNEYS FEES. The parties agree that if it be determined by any
          --------------
court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorney fees, court costs and other reasonable expenses incurred in the enforcement of the rights and obligations set forth in this Agreement or any claim for damages based on any breach of this Agreement.

     9.12 PUBLICITY.  Neither the Sellers, the Shareholders, nor Buyer shall
          ---------
issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior approval of the other parties hereto. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date announcing the consummation of the transactions contemplated hereby.

     9.13 CONFIDENTIAL INFORMATION.  The parties acknowledge that the
          ------------------------
transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 9.12. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and Representatives in connection with the transactions contemplated hereby. Employees of the Sellers shall be notified of the fact of the subject transaction in a joint communication from Sellers and Buyer mutually approved by Sellers and Buyer. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof obtained in connection with the transactions contemplated hereby) and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

     9.14 POST-CLOSING COVENANTS.
          ----------------------

       a. CONSENTS FROM EXISTING CLIENTS. For a period of one hundred and eighty (180) days following the Closing Date, each Seller hereby agrees to exercise such Seller's best efforts, at such Seller's cost and expense (only to the extent of out of pocket costs and expenses, if any, beyond the scope of the ordinary course of business of the Minnesota Division and Culp as President thereof) to obtain (a) consent from the applicable Existing Clients whose consent is required to the assignment of the Existing Management Agreements, the Existing Brokerage Agreements and the Existing Construction Agreements to Buyer,
(b) acknowledgment of the transfer of the Assets and agreement of the applicable Existing Clients whose consent is not required to continue the engagement of the Buyer with respect to the Existing Management Agreements, Existing Brokerage Agreements and the Existing Construction Agreements and (c) consent from such parties as may be appropriate to the assignment of Sellers' real property leases, personal property leases and financing arrangements to Buyer as soon as possible after the Closing Date.

       b. ERRORS AND OMISSION INSURANCE. For a period of four (4) years following the Closing Date, Sellers shall purchase and maintain at Sellers' expense an extended reporting period on Sellers current errors and omissions/professional liability insurance policy (or alternative coverage reasonably satisfactory to Buyer) with maximum aggregate coverage of One Million Dollars ($1,000,000) with the prior acts endorsement relating back to May, 1990.

     9.15 ACCESS TO RECORDS; COOPERATION.  Each of the parties hereto shall make
          ------------------------------
their respective books and records (including work papers, corporate records, employee records and tax records in their possession or in the possession of their respective accountants but only to the extent such books and records relate to the subject matter of this Agreement) available for reasonable business purposes at all reasonable times during normal business hours for the five (5) year period following the Closing Date. As used in this paragraph, the right of inspection includes the right to make extracts or copies. The Representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party. Without limitation, a reasonable business purpose shall be the review of records in order to investigate, satisfy or mitigate any potentially indemnifiable claims, acts or omissions. In addition to the foregoing, each party hereto agrees that it shall cooperate with the others to the extent reasonably necessary or appropriate to assist the others in investigating, satisfying or mitigating any potentially indemnifiable acts, actions or omissions.

     9.16  MISCELLANEOUS. Each of the Exhibits attached hereto is incorporated
           -------------
herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength;
(ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto.


ARTICLE   10       DEFINITIONS

     10.1 AFFILIATE.  The term "Affiliate" means any person or entity which,
          ---------
directly or indirectly, through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including there terms "controlling, " "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities of such person or entity.

     10.2   ADJUSTED EARN OUT AMOUNT.  The term "Adjusted Earn Out Amount" is
            ------------------------
defined in Section 1.2(b).

     10.3   AGREEMENT.  The term "Agreement" means this Asset Purchase
            ---------
Agreement.

     10.4   ASSETS.  The term "Assets" is defined in Section 1.1.
            ------

     10.5   BENEFIT ARRANGEMENTS.  The term "Benefit Arrangements" is defined in
            --------------------
Section 3.15.

     10.6   BUYER.  The term "Buyer" means Koll Management Services, Inc., a
            -----
Delaware corporation.

     10.7   BUYER'S CLOSING CERTIFICATE.  The term "Buyer's Closing Certificate"
            ---------------------------
is defined in Section 6.1.

     10.8   BUYER FINANCIAL STATEMENT.  The term "Buyer Financial Statements" is
            -------------------------
defined in Section 4.5.

     10.9   BUYER'S FIRST POSITION CUMULATIVE ANNUAL BASE.  The term "Buyer's
            ---------------------------------------------
First Position Cumulative Annual Base" is defined in Section 1.2(c).

     10.10 BUYER ORIGINATED AGREEMENTS.  The term "Buyer Originated Agreements"
           ---------------------------
is defined in Section 1.3(c).

     10.11 CASH DOWN PAYMENT.  The term "Cash Down Payment" is defined in
           -----------------
Section 1.2(a).

     10.12 CLOSING.  The term "Closing" is defined in Section 2.1.
           -------

     10.13 CLOSING DATE.  The term "Closing Date" is defined in Section 2.1.
           ------------

     10.14 COMMERCIAL PROPERTY OR FACILITIES MANAGEMENT SERVICES.  The term
           -----------------------------------------------------
"commercial management or facilities management" is defined in Section 1.5(g)

     10.15 COMMERCIAL REAL ESTATE BROKERAGE SERVICES.  The term "commercial real
           -----------------------------------------
estate brokerage services" is defined in Section 1.5(g).

     10.16 DAMAGES.  The term "Damages" is defined in Sections 8.2(a) and
           -------
8.2(d).

     10.17 DISCLOSURE SCHEDULE.  The term "Disclosure Schedule is defined as
           -------------------
EXHIBIT "K" hereto.

     10.18 EARN OUT FORMULA.  The term "Earn Out Formula" is defined in Section
           ----------------
1.2(b).

     10.19 EARN OUT PAYMENTS.  The term "Earn Out Payments" is defined in
           -----------------
Section 1.2(b).

     10.20 EARN OUT PERIOD.  The term "Earn Out Period" is defined in Section
           ---------------
1.2(b).

     10.21 EARN OUT YEAR.  The term "Earn Out Year" is defined in Section
           -------------
1.2(b).

     10.22 EMPLOYMENT AGREEMENT.  The term "Employment Agreement" between Culp
           --------------------
and Buyer is defined in Section 2.5(b).

     10.23 EXISTING BROKERAGE AGREEMENT.  The terms "Existing Brokerage
           ----------------------------
Agreement" and "Existing Brokerage Agreements" are defined in Recital A.

     10.24 EXISTING CLIENT.  The terms "Existing Client" and "Existing Clients"
           ---------------
are defined in Recital A.

     10.25 EXISTING CONSTRUCTION AGREEMENT.  The terms "Existing Construction
           -------------------------------
Agreement" and "Existing Construction Agreements" are defined in Recital A.

     10.26 EXISTING MANAGEMENT AGREEMENT.  The terms "Existing Management
           -----------------------------
Agreement" and "Existing Management Agreements" are defined in Recital A.

     10.27 FULL EARN OUT AMOUNT.  The term "Full Earn Out Amount" is defined in
           --------------------
Section 1.2(b).

     10.28 GENERAL CONTRACTOR OR CONSTRUCTION SERVICES.  The term "general
           -------------------------------------------
contractor or construction services" is defined in Section 1.5(g)

     10.29 INDEMNITEE AND INDEMNITOR.  The terms "Indemnitee and Indemnitor" are
           -------------------------
defined in Section 8.2(e).

     10.30 MAY FINANCIAL STATEMENTS.  The term "May Financial Statements" is
           ------------------------
defined in Section 3.8.

     10.31 MINNESOTA DIVISION.  The term "Minnesota Division" of Buyer is
           ------------------
defined in Section 1.2(c).

     10.32 NET OPERATING INCOME.  The term "Net Operating Income" is defined in
           --------------------
Section 1.3(a).

     10.33 NET OPERATING LOSS.  The term "Net Operating Loss" is defined in
           ------------------
Section 1.3(b).

     10.34 OPERATING EXPENSES.  The term "Operating Expenses" is defined in
           ------------------
Section 1.3(d).

     10.35 OPINION OF BUYER'S COUNSEL.  The term "Opinion of Buyer's Counsel" is
           --------------------------
defined in Section 6.3.

     10.36 OPINION OF SELLER'S COUNSEL. The term "Opinion of Seller's Counsel is
           ---------------------------
defined in Section 7.3.

     10.37 PURCHASE PRICE.  The term "Purchase Price" is defined in Section 1.1.
           --------------

     10.38 REGIONAL PRESIDENT.  The term "Regional President" is defined in
           ------------------
Section 2.5

     10.39 REPRESENTATIVE.  The term "Representative" means any officer,
           --------------
director, principal, attorney, accountant, agent, employee or other representative.

     10.40 REVENUES.  The term "Revenues" is defined in Section 1.3(c).
           --------

     10.41 SCI.  The term "SCI" means SCI Services, Inc. a Minnesota
           ---
corporation.

     10.42 SELLERS.  The term "Sellers" means SGI and SCI.  The term Seller
           -------
means either one of SGI or SCI.

     10.43 SELLER'S CLOSING CERTIFICATE.  The term "Seller's Closing
           ----------------------------
Certificate" is defined in Section 7.1.

     10.44 SGI.  The term "SGI" means The Shelard Group, Inc., a Minnesota
           ---
corporation.

     10.45 SGI/SCI FINANCIAL STATEMENTS.  The term "SGI/SCI Financial
           ----------------------------
Statements" is defined in Section 3.8.

     10.46 SHAREHOLDERS.  The term "Shareholders" means Kim A. Culp and Sheldon
           ------------
Z. Wert.  The term "Shareholder" means any one of the Shareholders.



                          [SIGNATURE PAGES TO FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                          SELLERS

                          "SGI"

                          THE SHELARD GROUP, INC., a
                          Minnesota corporation


                          By:
                              -------------------------------
                              KIM A. CULP, President

                          By:
                              -------------------------------
                              SHELDON Z. WERT, Vice President


                           "SCI"

                           SCI SERVICES, INC., a Minnesota
                           corporation


                           By:
                               ------------------------------
                               KIM A. CULP, President

                           By:
                               ------------------------------
                               SHELDON Z. WERT, President

                           SHAREHOLDERS


                           ---------------------------------
                               KIM A. CULP


                           ---------------------------------
                               SHELDON Z. WERT

                            BUYER

                            KOLL MANAGEMENT SERVICES, INC.


                            By:
                                -----------------------------
                                D. GLEN RAIGER,
                                Executive Vice President and
                                Senior Managing Director